Exhibit 99

Tactile Medical Announces Appointment of Cheryl Pegus to Board of Directors

MINNEAPOLIS—August 1, 2017 (GLOBE NEWSWIRE) —Tactile Systems Technology, Inc. (“Tactile Medical”) (Nasdaq: TCMD), a medical technology company focused on developing medical devices for the treatment of chronic diseases at home, today announced the appointment of Cheryl Pegus, MD, MPH, to the Company’s Board of Directors, effective July 28, 2017.

“We are very pleased to have attracted a physician executive of the caliber of Dr. Pegus to our Board.  Cheryl brings to us deep experience in health outcomes, analytics and population management, while also providing us her unique perspective gained from serving as Chief Medical Officer for both a national payer and a major provider,” said Peter H. Soderberg, Chairman of the Board of Tactile Medical.  “Cheryl is the first director we have added since Tactile Medical went public just over a year ago, and her addition represents important progress in strengthening our Board to further support Tactile Medical’s growth opportunities.”

Dr. Pegus is currently Clinical Professor of Medicine and Population Health at NYU Langone Medical Center. She formerly served as the first Chief Medical Officer of Walgreen Co. (“Walgreens”) from 2010 to 2013, where she assisted in the expansion of its healthcare services, new product launches and data analytics. Prior to joining Walgreens, Dr. Pegus was the General Manager and Chief Medical Officer of SymCare Personalized Health Solutions, Inc., a Johnson & Johnson start-up company, and the National Medical Director/Clinical Product Head for Aetna, Inc.

Dr. Pegus currently serves as a director on the boards of Cogentix Medical, Inc., Glytec, LLC, and US Acute Care Solutions. Within the medical academic community, she currently serves as a board member of the Founder’s Affiliate of the American Heart Association and as a board member and incoming chair of the Association of Black Cardiologists.

About Tactile Medical

Tactile Medical is a leader in developing and marketing at-home therapy devices that treat lymphedema and chronic venous insufficiency. Our unique offering includes advanced, clinically proven pneumatic compression devices, as well as continuity of care services provided by a national network of product specialists and trainers, reimbursement experts, patient advocates, and clinical staff. This combination of products and services ensures that tens of thousands of patients annually receive the at-home treatment necessary to better manage their chronic conditions. Tactile Medical takes pride in the fact that our solutions help increase clinical efficacy, reduce overall healthcare costs and improve the quality of life for patients with chronic conditions.

Legal Notice Regarding Forward-Looking Statements:

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the adequacy of the Company’s liquidity to pursue its complete business objectives; the Company’s ability to obtain reimbursement from third party payers for its products; loss or retirement of key executives; adverse economic conditions or intense competition; loss of a key supplier; entry of new competitors and products; adverse federal, state and local government regulation; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; price increases for supplies and components; and the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Inquiries:

Mike Piccinino, CFA

Managing Director

Westwicke Partners

443-213-0500

investorrelations@tactilemedical.com